Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed by Home Properties of New York, Inc. with respect to the Home Properties Retirement Savings Plan of our report dated June 1, 2001, with respect to the financial statements and schedules of the Home Properties Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2000.

Sincerely,

/s/ Insero Kaperski Ciaccia & Co., P.C.
Insero, Kaperski, Ciaccia & Co., P.C.
Certified Public Accountants

Rochester, New York, New York
June 26, 2001